EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHERE THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

COSMOS HOLDINGS INC.

SENIOR PROMISSORY NOTE

$2.000,000.00	5/8/2020

FOR VALUE RECEIVED, the undersigned, Cosmos Holdings Inc., a Nevada corporation (the “Company” or “Payor”), having its executive office at 141 West Jackson Boulevard, Suite 4236, Chicago, Illinois 60604, hereby promises to pay to……………… . (“Payee”), at Payee’s address at ………….., (or at such other place as Payee may from time to time hereafter direct by notice in writing to Payor), the principal sum of  ($2.000,000) Dollars, in such coin or currency, of the United States of America as at the time shall be legal tender for the payment of public and private debts; with simple and unpaid interest, thereon, payable in coin or currency.  Outstanding principal on this note (the “Note”) shall be due and payable on the first to occur of the following dates:  (i) June 8, 2020 (the “Maturity Date”); and (ii) any other date on which any principal amount of, or accrued unpaid interest on, this Note is declared to be, or becomes, due and payable pursuant to its terms prior to the Maturity Date (the “Acceleration Date”).

The following terms shall apply to this Note:

1. Interest and Payment.

1.1 Interest Rate. Simple interest will accrue daily on the principal of this Note, computed from the date of the first advance made hereunder at the rate of 18% per annum. Interest shall be paid quarterly in arrears. The initial payment shall be calculated from the date of issue through the end of the first full calendar quarter. Each payment thereafter shall equal 4,5% per calendar quarter. Such simple interest shall be calculated based on the actual number of days elapsed in each calendar year.

1.2 Interest accrued, but unpaid, on this Note shall be payable not later than, on the earliest to occur of (i) the Maturity Date; or (ii) the Acceleration Date as defined above.

1

1.3 All payments made by the Payor on this Note shall be applied first to the payment of accrued unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

1.4 In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding business day.

2. Replacement and Substitute of Note.

2.1. In the event that this Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute, register and deliver a new Note, in exchange and substitution for this Note, if mutilated, or in lieu of and substitution for this Note, if destroyed, lost or stolen. In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, and in the case of mutilation, Payee shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Note and of the ownership thereof. Any replacement Note so issued shall be in the same outstanding principal amount as this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been paid, dated the date of this Note.

2.2. Every Note issued pursuant to the provisions of Section 2.1 above in substitution for this Note shall constitute an additional contractual obligation of the Payor, whether or not this Note shall be found at any time or be enforceable by anyone.

3. (Intentionally left blank)

4. Covenants of Payor.

Payor covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in part:

4.1. Payor will not sell, transfer or dispose of a material part of its assets;

4.2. Payor will not make any loan to any person who is or becomes a shareholder or executive employee of Payor, other than for reasonable advances for expenses in the ordinary course of business;

4.3. Payor will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that Payor or such subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Payor or such subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

2

4.4. Payor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and substantially comply with all laws applicable to Payor as its counsel may advise;

4.5. Payor will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (except for the effects of reasonable wear and tear in the ordinary course of business) and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto;

4.6. Payor will keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

4.7. Payor will, promptly following the occurrence of an Event of Default or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Payor's Chief Executive Officer to Payee setting forth the details of such Event of Default or condition or event and the action which Payor intends to take with respect thereto; and

4.8. Payor will, and will cause to, at all times, maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles.

5. Events of Default.

The occurrence of any of the following events of default (“Event of Default”), unless timely cured as set forth herein, shall, at the option of the Payee hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, all of which hereby are expressly waived, except as set forth below:

5.1. The dissolution of Payor or any vote in favor thereof by the Board of Directors and Members of Payor; or

5.2. Payor makes an assignment for the benefit of creditors, or files with a court of competent jurisdiction an application for appointment of a receiver or similar official with respect to it or any substantial part of its assets, or Payor files a petition or a petition is instituted against Payor seeking relief under any provision of the Federal Bankruptcy Code or any other federal or state statute now or hereafter in effect affording relief to debtors, or any such application or petition is filed against Payor, which application or petition is not dismissed or withdrawn within sixty (60) days from the date of its filing; or

5.3. Payor fails to pay the principal amount, or interest on, or any other amount payable under, this Note or any other similar Note issued to Payee, as and when the same becomes due and payable; or

5.4. Payor admits in writing its inability to pay its debts as they mature; or

3

5.5. Payor sells all or substantially all of its assets or merges or is consolidated with or into another corporation; other than a merger with or into a publicly traded corporation, or

5.6. A proceeding is commenced to foreclose a security interest or lien in any property or assets of Payor as a result of a default in the payment or performance of any debt (in excess of $100,000 and secured by such property or assets) of Payor or of any subsidiary of Payor; or

5.7. A final judgment for the payment of money in excess of $100,000 is entered against Payor by a court of competent jurisdiction, and such judgment is not discharged (nor the discharge thereof duly provided for) in accordance with its terms, nor a stay of execution thereof procured, within sixty (60) days after the date such judgment is entered, and, within such period (or such longer period during which execution of such judgment is effectively stayed), an appeal therefrom has not been prosecuted and the execution thereof caused to be stayed during such appeal; or

5.8. An attachment or garnishment is levied against the assets or properties of Payor or any subsidiary of Payor involving an amount in excess of $100,000 and such levy is not vacated, bonded or otherwise terminated within sixty (60) days after the date of its effectiveness; or

5.9. Payor defaults in the due observance or performance of any covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of this Note (other than the default specified in Section 5.3 above) and such default continues uncured for a period of thirty (30) days; then, upon the occurrence of any such Event of Default and at any time thereafter, the holder of this Note shall have the right (at such holder's option) to declare the principal of, accrued unpaid interest on, and all other amounts payable under this Note to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable to the holder of this Note, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that in case of the occurrence of an Event of Default under any of the sections above, such amounts shall become immediately due and payable without any such declaration by the holder of this Note; or

5.10. Any material representation or warranty of the Payor made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made; or

5.11. A default by the Payor of a material term, covenant, warranty or undertaking of any other agreement to which the Payor and the Payee are parties, or agreement made by Payor in favor of Payee, or the occurrence of any default under any such other agreement which is not cured after any required notice and/or cure period and which default may materially adversely affect the Payor’s ability to pay this Note or satisfy its liability under any other obligation to the Payee or the occurrence of an “Event of Default” under any such other agreement.

6. Suits for Enforcement and Remedies.

If any one or more Events of Default shall occur and be continuing, the Payee may proceed to (i) protect and enforce Payee's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of the holder of this Note. No right or remedy herein or in any other agreement or instrument conferred upon the holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

4

7. Unconditional Obligation; Fees, Waivers, Other.

7.1. The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

7.2. If, following the occurrence of an Event of Default, Payee shall seek to enforce the collection of any amount of principal of and/or interest on this Note, there shall be immediately due and payable from Payor, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by Payee in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

7.3. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

7.4. This Note may not be modified or discharged (other than by payment or exchange) except by a writing duly executed by Payor and Payee.

7.5. Payor hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which Payee had or is existing as security for any amount called for hereunder.

8. Restriction on Transfer.

This Note has been acquired for investment, and this Note has not been registered under the securities laws of the United States of America or any state thereof. Accordingly, no interest in this Note may be offered for sale, sold or transferred in the absence of registration and qualification of this Note, under applicable federal and state securities laws or an opinion of counsel of Payee reasonably satisfactory to Payor that such registration and qualification are not required.

5

9. Miscellaneous.

9.1. The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

9.2. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier to the address of the intended recipient as set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions of this Note.

9.3. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

9.4. The Payor may not delegate its obligations under this Note and such attempted delegations shall be null and void. The Payee may not assign, pledge or otherwise transfer this Note without the prior written consent of the Payor (which consent shall not be unreasonably withheld except in such instance where the proposed assignee or transferee is a direct or indirect competitor or owns any interest in any business that competes, directly or indirectly, with the Payor). This Note inures to the benefit of Payee, its successors and its assignee of this Note and binds the Payor, and its successors and assigns, and the terms “Payee” and “the Payor” whenever occurring herein shall be deemed and construed to include such respective successors and assigns. Any assignment or transfer made in violation of this Section 9.4 shall be void ab initio.

9.5. If default is made in the payment of this Note, Payor shall pay the Payee hereof reasonable costs of collection, including reasonable attorneys’ fees.

6

9.6. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the City of New York, County of New York. Both parties and the individual signing this Note on behalf of the Payor agree to submit to the personal jurisdiction of such courts. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue in any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and the other agreements referred to herein or delivered in connection herewith on behalf of the Payor agree to submit to the jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees, costs and expenses. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Payee from bringing suit or taking other legal action against the Payor in any other jurisdiction where the Payor holds assets to collect on the Payor’s obligations to the Payee, to realize on any collateral or any other security for such obligations, or to enforce a judgment in another court in favor of the Payee.

9.7. Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Payor to the Payee and thus refunded to the Payor.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

7

IN WITNESS WHEREOF, Payor has caused this Note to be signed in its name by an authorized officer as of the 8th day of May , 2020.

COSMOS HOLDINGS INC.

By:
Name:	Grigorios Siokas
Title:	CEO

LENDER:

By:
Name:

8

GUARANTY AGREEMENT

This Guaranty Agreement (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, this “Guaranty Agreement”), dated as of  8 May 2020, by and between Grigorios Siokas, with a principal residence at Komninon Avenue 125, Chortiatis, TK55236, Greece, (“Guarantor”) and……………… with an address at ………………….., ………….  (“Lender”). All capitalized terms used herein and not otherwise defined shall have the meaning set forth in that certain Senior Promissory Note, dated as of the date hereof (the “Note”), by and between the Lender and Cosmos Holdings, Inc. (the “Debtor”).

RECITALS

WHEREAS, pursuant to that certain Note, the Lender has agreed to lend the Debtor $2,000,000;

WHEREAS, the Guarantor has agreed to personally guaranty repayment of the Note as security for the obligations of the Debtor under the Note;

WHEREAS, Guarantor will benefit, directly or indirectly, from repayment of the Note contemplated by the Note; and

WHEREAS, it is a condition to the effectiveness of the Note that this Guaranty Agreement be executed and delivered by the parties hereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees for the benefit of Lender as follows:

1. GUARANTY.

1.1 Guaranty.

(a) Guarantor unconditionally and irrevocably guarantees to Lender repayment of the Note.

(b) Guarantor, to the extent permitted by applicable law, waives presentation to, demand for payment from and protest to, as the case may be, Debtor or any other guarantor of any of the Guaranteed Obligations, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of Guarantor hereunder shall not be affected by: (i)the failure of Lender to assert any claim or demand or to exercise or enforce any right or remedy against Debtor under the provisions of the Note or otherwise; (ii)any extension or renewal of any provision hereof or thereof; or (iii)any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Note.

(c) Guarantor further agrees that this Guaranty Agreement constitutes a guaranty of performance and of payment when due (beyond applicable notice and cure periods) and not just of collection, and waives, to the fullest extent permitted by applicable law, any right to require that any resort be had by Lender to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of Lender in favor of Debtor.

9

(d) Guarantor acknowledges and agrees that Guarantor expects to derive benefit, directly and indirectly, from the successful operations of Debtor and any financial accommodations arising from the Note.

1.2 Limitation on Guaranteed Amount.

(a) Notwithstanding any other provision of this Guaranty Agreement, the amount guaranteed by Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Guaranty Agreement shall not be rendered voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or to being set aside or annulled under any applicable state law or foreign statute relating to fraud on creditors or under common law. In determining the limitations, if any, on the amount of Guarantor’s obligations hereunder pursuant to the preceding sentence, any rights of subrogation or contribution which Guarantor may have under this Guaranty Agreement or applicable statute shall be taken into account.

(b) Without limiting the provisions of Section 1.2(a) above, and notwithstanding any other provision of this Guaranty Agreement, the continuing liability of the Guarantor under this Guaranty Agreement shall be limited to the Shortfall Shares.

2. REPRESENTATIONS AND WARRANTIES; COVENANTS.

2.1 Guarantor makes the following representations and warranties, all of which shall survive the execution and delivery of this Guaranty Agreement:

(i) the execution, delivery and performance of this Guaranty Agreement (a) will not violate any provision of applicable law, any order of any court or other agency of the United States or any state thereof, applicable to Guarantor or any of his properties or assets; (b) does not require the consent or approval of any Person or entity, including but not limited to any governmental authority, or any filing or registration of any kind; and (c) is the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and general principles of equity; and

(ii) the execution, delivery and performance of this Guaranty Agreement will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any properties or assets of Guarantor other than pursuant to this Guaranty Agreement or the Note.

3. MISCELLANEOUS

3.1 Notices. All communications and notices hereunder shall be in writing and given to the addresses first set forth above in the Preamble.

10

3.2 Binding Effect; Several Agreement; Assignments. Whenever in this Guaranty Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Guarantor that are contained in this Guaranty Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Guaranty Agreement shall become effective as to Guarantor when a counterpart hereof executed on behalf of Guarantor shall have been delivered to Lender, and a counterpart shall have been executed on behalf of Lender, and thereafter shall be binding upon Guarantor and Lender and their respective successors and assigns, and shall inure to the benefit of Guarantor, Lender, and their respective successors and assigns, except that Guarantor shall not have the right to assign its rights or obligations hereunder or an interest herein (and any such attempted assignment shall be void).

3.3 Governing Law. This Guaranty shall be governed by and be construed and enforced in accordance with the substantive law of the State of Nevada, without regard to the choice of law provisions thereof. Each party hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state courts sitting in the City and State of New York, Borough of Manhattan and federal court of the United States Southern District Court of New York for any action, dispute, suit or proceeding arising out of or relating to this Guaranty. The choice of forum set forth in this Section 3.3 will not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce same in any other jurisdiction. In the event of any action or suit as to any matters of dispute between the parties, service of any process may be made upon the other party in the same manner as the giving of notices under Section 3.1 of this Agreement.

3.4 No Waiver, etc. Neither a failure nor a delay on the part of Lender in exercising any right, power or privilege under this Guaranty Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of Lender expressly specified herein are cumulative and not exclusive of any other rights, remedies or benefits which Lender may have under this Guaranty Agreement, at law, in equity, by statute, or otherwise.

3.5 Modification, etc. No modification, amend-ment or waiver of any provision of this Guaranty Agreement, nor the consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstances.

3.6 Severability. If any one or more of the provisions contained in this Guaranty Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected or impaired thereby.

3.7 Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of, or be taken into consideration in interpreting, this Guaranty Agreement.

11

3.8 Counterparts. This Guaranty Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 3.2. Delivery of an executed signature page to this Guaranty Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart to this Guaranty Agreement.

3.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS GUARANTY AGREEMENT OR THE SUBJECT MATTER HEREOF.

3.10 Right of Setoff. If an Event of Default under the Note shall have occurred and be continuing beyond applicable notice and cure periods, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Lender to or for the credit or the account of Guarantor against any or all of the obligations of Guarantor now or hereafter existing under this Guaranty Agreement and any other Note held by Lender, irrespective of whether or not Lender shall have made any demand under this Guaranty Agreement or the Note and although such obligations may be unmatured. The rights of Lender under this Section 3.10 are in addition to the other rights and remedies (including other rights of setoff) which Lender may have. Lender agrees to promptly notify Guarantor after any such setoff and application made by Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

[Remainder of page intentionally left blank]

12

IN WITNESS WHEREOF, Guarantor and Lender have executed this Guaranty Agreement as of the date first written above.

GUARANTOR:

By:
Name: Grigorios Siokas

LENDER:

By:
Name:

13